UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of report
                                  May 11, 2005
                        (Date of earliest event reported)

                              CAVALIER HOMES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

      1-9792                                             63-0949734
      ------                                             ----------
(Commission File Number)                       (IRS Employer Identification No.)


      32 Wilson Boulevard 100
          Addison, Alabama                                 35540
          ----------------                                 -----
(Address of Principal Executive Offices)                 (Zip Code)

                                 (256) 747-9800
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.
                  ----------------------------------------------

        (a) On May 11, 2005, Cavalier Homes, Inc. (the "Company") announced its financial results for the quarter ended April 2, 2005. The full text of the press release is set forth in Exhibit 99.1 hereto. The information in this report, including the exhibit hereto, is deemed "furnished" not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01         Financial Statements and Exhibits.
                  ----------------------------------

        (c)       Exhibits

                       Exhibit 99.1 Press Release dated May 11, 2005.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CAVALIER HOMES, INC.
                                                 (Registrant)


Date: May 11, 2005               By          /s/ Michael R. Murphy
                                 ----------------------------------------------
                                                 Michael R. Murphy
                                            Its Chief Financial Officer

                           Exhibit Index
                           -------------

         Exhibit                     Description
         -------                     -----------

         99.1                        Text of Press Release dated May 11, 2005.

                                                                  EXHIBIT 99.1


                                    From:             CAVALIER HOMES, INC.
                                    Approved by:      David Roberson
                                    Subject:          First Quarter Results
                                    Contact:          Mike Murphy (256) 747-9800




                CAVALIER ANNOUNCES FIRST QUARTER RESULTS


Addison, Ala. (May 11, 2005) - Cavalier Homes, Inc. (Amex: CAV) today announced results for the first quarter ended April 2, 2005. Highlights of the Company's report were as follows (dollars in thousands, except per share amounts):

                                                                                          First Quarter Ended
                                                                                          -------------------
                                                                                      April 2,          March 27,
                                                                                        2005              2004
                                                                                    -------------    --------------
Revenue                                                                             $      57,678    $       44,254
                                                                                    =============    ==============
Loss before income taxes                                                            $      (2,544)   $       (2,004)
Income tax benefit                                                                           (141)               --
Equity in earnings of equity-method investees                                                 249               122
                                                                                          -------           -------
Net loss                                                                            $      (2,154)   $       (1,882)
                                                                                    =============    ==============
Net loss per basic and diluted share                                                $       (0.12)   $       (0.11)
                                                                                    =============    =============
Weighted average basic and diluted shares outstanding                                      18,031            17,701
                                                                                    =============    ==============

         Commenting on the results, David Roberson, President and Chief Executive Officer, said, "While our loss for the seasonally slow first quarter widened slightly from the same period last year, due mainly to the impact of our recent decision to close our plant in Fort Worth, Texas, we are encouraged that the upturn in revenue we saw toward the end of 2004 has continued into fiscal 2005. Obviously, this trend is more important from a strategic standpoint. On top of the 36% increase in revenue posted in the fourth quarter of 2004, we witnessed another 30% year-over-year increase in the first quarter of 2005, an accomplishment made even more noteworthy because of the absence of FEMA shipments that boosted our sales in late 2004."

         Cavalier's revenue for the first quarter of 2005 increased 30% to $57,678,000 from $44,254,000 in the year-earlier period. Home manufacturing sales, the Company's largest source of revenue, increased 31% to $55,354,000 for the quarter versus $42,182,000, as floor shipments rose 33% to 2,824 floors compared with 2,120 floors in the same period last year. Other sources of revenue increased 12% to $2,324,000 in the first quarter of 2005 from $2,072,000 in the year-earlier period, primarily reflecting the sales of the remaining lots in a South Carolina subdivision, which more than offset slightly lower revenue from financial services for the comparable period last year.

         Roberson noted that Cavalier's higher floor shipments for the first quarter reflected, in part, relatively more difficult market conditions in the first quarter of 2004 and, in the Company's view, action by the Company's dealers in the first quarter of 2005 to place orders ahead of expected price increases. Overall, the Manufactured Housing Institute reported an increase of 8% in floor shipments for the first quarter of 2005 versus the same period last year. Cavalier believes the industry increase likewise reflected, to some extent, ordering activity by dealers in general ahead of expected price increases. Consequently, Roberson said the gains seen in both Company and industry shipments in the first quarter of 2005 are not necessarily indicative of overall shipments that may be seen for the balance of the year.

         Gross profit for the first quarter increased 10% to $8,323,000 from $7,592,000 in the year-earlier period, primarily reflecting higher volume. Gross margin for the quarter, however, declined to 14.4% from 17.2% in the first quarter of 2004, primarily because of continued increases in raw material costs and the production inefficiencies associated with the recent closure of the Company's plant in Fort Worth, Texas. These pressures, along with slightly lower average selling prices for the quarter compared with the first quarter of 2004, more than offset manufacturing efficiency gains resulting from higher volume. Selling, general and administrative expenses increased 5% to $9,849,000 in the first quarter of 2005 from $9,377,000 in the year-earlier period, although as a percentage of revenue, SG&A expenses declined to 17.1% in the first quarter from 21.2% in the same period last year. The decline in expenses as a percentage of revenue primarily reflected the impact of manufacturing facilities closed in 2004 and positive expense leverage related to higher volume. The Company had impairment and other related charges totaling $923,000 in the first quarter of 2005 (and none in the year-earlier period), and recorded an income tax benefit of $141,000 for the first quarter of 2005 (with no provision or benefit in the prior-year period). Primarily because of lower gross margin for the quarter, higher SG&A expenses, and impairment and other related charges, the Company's net loss for the first quarter of 2005 was $2,154,000 or $0.12 per share versus $1,882,000 or $0.11 per share in the same 2004 period.

         "We have strived in recent years to adjust our operations to the prevailing environment for manufactured housing, which remains challenging because of, among other things, a shortage of lending capacity for dealers and consumers," Roberson continued. "We are pleased to show some top-line progress as key steps taken to strengthen our product line are producing results. Other important actions are at work to help us realize our goal of restoring Cavalier to profitable operations. These include steps to cut unprofitable manufacturing capacity and improve the efficiency of our remaining facilities, as well as to reduce cost at essentially every other level of our business. As the lagging effects of our most recent plant closing diminish, which should substantially be complete by the end of the second quarter, we are hopeful that improved and sustainable profitability will become more evident in our second-half results."

         Commenting on the Company's financial position, Mike Murphy, Cavalier's Chief Financial Officer, pointed out that Cavalier ended the first quarter with cash and cash equivalents totaling $19,542,000 versus $31,674,000 at December 31, 2004, and $20,377,000 at the end of the first quarter last year. The change in cash and cash equivalents from year-end primarily reflected normal seasonal increases in accounts receivable and inventories. The combined total for accounts receivable and inventory at the end of the first quarter was $33,791,000 versus $19,188,000 at the end of 2004 and $25,426,000 at the end of
the first quarter of 2004. Dealer inventory, including inventory at Company-owned retail sales centers, rose to about $101,000,000 from approximately $97,000,000 at the end of the first quarter last year.

         Currently, the Company has $6,765,000 outstanding under the $10,000,000 real estate portion of its bank credit facility; this portion of the facility matures in 2017. None of the $25,000,000 revolving line of credit component of the bank credit facility was outstanding at quarter's end; $8,891,000 of this amount was currently available based on underlying collateral.

         Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network.

         A public, listen-only simulcast of Cavalier Homes' first quarter conference call will begin at 9:30 a.m. Eastern Daylight Time tomorrow (May 12, 2005) and may be accessed via the Company's web site, www.cavhomesinc.com, or at www.viavid.com; investors are invited to access the simulcast at least 10 minutes before the start time in order to complete a brief registration form. A replay of this call will be available shortly after the call using this same link and will continue until June 12, 2005.

         With the exception of historical information, the statements made in this press release, including those containing the words "think" and "believe," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations in future periods, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2004, under the heading "Item 1. Business-Risk Factors," and its Quarterly Report on Form 10-Q for the period ended April 2, 2005, under the heading "Safe Harbor Statement under the Private Litigation Reform Act of 1995," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.

                              Cavalier Homes, Inc.
                             Data Sheet - Unaudited
                   ($ in thousands, except per share amounts)

                                                                                          First Quarter Ended
                                                                                       April 2,         March 27,
STATEMENT OF OPERATIONS SUMMARY                                                          2005             2004
                                                                                    -------------    -------------
Home manufacturing net sales                                                        $      55,354    $      42,182
Financial services                                                                            513              542
Retail                                                                                      1,811            1,530
                                                                                    -------------    -------------
   Total revenue                                                                    $      57,678    $      44,254
                                                                                    =============    =============
Cost of sales                                                                              49,355           36,662
                                                                                    -------------    -------------
   Gross profit                                                                             8,323            7,592

Selling, general and administrative                                                         9,849            9,377
Impairment and other related charges                                                          923               --
                                                                                    -------------    -------------
Operating loss                                                                             (2,449)          (1,785)
                                                                                    -------------    -------------
Other income (expense):
   Interest expense                                                                          (266)            (278)
   Other, net                                                                                 171               59
                                                                                    -------------    -------------
                                                                                              (95)            (219)
                                                                                    -------------    -------------
Loss before income taxes                                                                   (2,544)          (2,004)
Income tax benefit                                                                           (141)              --
Equity in earnings of equity-method investees                                                 249              122
                                                                                    -------------    -------------
Net loss                                                                            $      (2,154)   $      (1,882)
                                                                                    =============    =============

Net loss per basic and diluted share                                                $       (0.12)   $       (0.11)
                                                                                    =============    =============

Weighted average basic and diluted shares outstanding                                      18,031           17,701
                                                                                    =============    =============

                                    Unaudited
                   ($ in thousands, except per share amounts)

                                                                                          First Quarter Ended
                                                                                          -------------------
OPERATING DATA SUMMARY                                                                April 2,          March 27,
Manufacturing sales:                                                                    2005              2004
                                                                                    -------------    -------------
Floor shipments                                                                             2,824            2,120
Home shipments:
     Single section                                                                           266              161
     Multi-section                                                                          1,274              979
                                                                                    -------------    -------------
Total shipments                                                                             1,540            1,140
Shipments to company-owned retail locations                                                   (49)             (41)
                                                                                    -------------    -------------
Wholesale shipments to independent retailers                                                1,491            1,099
                                                                                    =============    =============

Retail sales:
     Single section                                                                            10                8
     Multi-section                                                                             27               27
                                                                                    -------------    -------------
Total sales                                                                                    37               35
                                                                                    =============    =============
Cavalier produced homes sold                                                                   33               32
                                                                                    =============    =============
Used homes sold                                                                                 4                3
                                                                                    =============    =============
Installment loan purchases                                                          $       6,506    $       7,208
Capital expenditures                                                                          146               88
Home manufacturing facilities -- operating                                                      6                7
Independent exclusive dealer locations                                                        121              122
Company-owned stores                                                                            4                3

BALANCE SHEET SUMMARY
Cash and cash equivalents                                                           $      19,542    $      20,377
Accounts receivable, less allowance for losses                                             11,745           10,371
Inventories                                                                                22,046           15,055
Other current assets                                                                        5,690            3,892
                                                                                    -------------    -------------
   Total current assets                                                                    59,023           49,695
                                                                                    -------------    -------------
Property, plant and equipment, net                                                         30,442           36,349
Other assets                                                                               10,489           10,079
                                                                                    -------------    -------------
   Total assets                                                                     $      99,954    $      96,123
                                                                                    =============    =============

Current portion of long-term debt                                                   $       3,955    $       1,830
Other current liabilities                                                                  43,655           40,681
                                                                                    -------------    -------------
   Total current liabilities                                                               47,610           42,511
                                                                                    -------------    -------------
Long-term debt                                                                              8,651           12,740
Other long-term liabilities                                                                   415            1,164
Stockholders' equity                                                                       43,278           39,708
                                                                                    -------------    -------------
   Total liabilities and stockholders' equity                                       $      99,954    $      96,123
                                                                                    =============    =============

OTHER INFORMATION
Working capital                                                                     $      11,413    $       7,184
Current ratio                                                                            1.2 to 1         1.2 to 1
Ratio of long-term debt to equity                                                        0.2 to 1         0.3 to 1
CIS installment loan portfolio                                                      $       8,984    $      10,158
Number of shares outstanding                                                               18,035           17,853
Stockholders' equity per share                                                      $        2.40    $        2.22